Report of Independent Accountants

To the Board of Directors and Shareholders of MONY Series Fund, Inc.


In planning and performing our audit of the financial statements of the

Equity Growth, Equity Income, Intermediate Term Bond, Long Term Bond,

Diversified, Government Securities and Money Market Portfolios of the

MONY Series Fund, Inc. (the "Company") for the year ended December 31,

1999, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply

The management of the Company is responsible for establishing and maintaining internal control.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected

benefits and related costs of controls.  Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.  Those controls include the safeguardi

Because of inherent limitations in internal control, errors or fraud may occur and not be detected.  Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.

A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements be

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP

February 16, 2000
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